Exhibit 99.1

Calidi Biotherapeutics Reports Third Quarter 2025 Financial Results and Recent Operational Highlights

●	Presented new data at the Society of Immunotherapy for Cancer (SITC) annual meeting on CLD-401 protection from immune clearance after systemic administration; data also demonstrates that the platform can effectively express genetic medicines at the tumor site

●	Established new Scientific Advisory Board to support development of CLD-401 and advance RedTail platform for the systemic delivery of targeted genetic medicine

●	Continued expansion of RedTail platform capabilities with multiple additional payloads and programable membrane targeting, further advancing virotherapy in cancer and beyond oncology

●	Raised $6.9 million gross proceeds through an underwritten public offering with new and existing investors that further strengthens the company’s balance sheet and extends its runway

SAN DIEGO, November 13, 2025 — (Business Wire) — Calidi Biotherapeutics Inc. (NYSE American: CLDI) (“Calidi”), a clinical-stage biotechnology company pioneering the development of targeted therapies with the potential to deliver genetic medicines to distal sites of disease, today reported its third quarter 2025 operating and financial results and reviewed recent business highlights.

“We are extremely excited about the continued progress at Calidi,” said Eric Poma, PhD, CEO of Calidi Biotherapeutics. “In our preclinical models, the RedTail platform continues to demonstrate its ability to potently and specifically deliver genetic payloads to metastatic tumor sites. CLD-401, the first lead from our RedTail platform, is advancing to clinical trials, and Calidi has built a world-class scientific advisory board to aid those efforts.”

Third Quarter 2025 and Recent Corporate Developments

●	Presented new preclinical data surrounding CLD-401, the first lead compound from Calidi’s proprietary RedTail platform, at the Society of Immunotherapy for Cancer (SITC) on November 7th in National Harbor, MD., demonstrating that in syngeneic murine models, the RedTail platform is protected from immune clearance after systemic administration and can find and specifically replicate in tumor cells at metastatic sites. The data also demonstrate that the platform can effectively express genetic medicines at the tumor site in concentrations that are similar to what is achievable with localized dosing while avoiding systemic exposure.

●	Established Scientific Advisory Board with internationally esteemed advisors to support development of CLD-401 and advance the RedTail platform for the systemic delivery of targeted genetic medicine.

The founding members of Calidi’s new SAB are:

●	Mace L. Rothenberg, MD, FACP, former Chief Medical Officer of Pfizer, a physician executive with more than 30 years of experience in drug development, translational research, and risk benefit assessment;

●	Dmitriy Zamarin MD, PhD, a medical oncologist and Section Head of Gynecologic Medical Oncology and Co-Director of the Center of Excellence for Gynecologic Cancer and a world leader in virotherapy for cancer;

●	John Wrangle, MD, MPH, a thoracic oncologist and scientist and and expert in translational immunotherapy with extensive experience around IL-15-based treatment in metastatic cancer; and

●	David T. Curiel, MD, PhD, a world leader in cancer immunotherapy and cancer virotherapy.

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Continued to expand the functionality of the RedTail platform; presented at the SITC meeting. The RedTail technology can now allow for “programmable membranes” in which targeting proteins are expressed in the viral envelope. Calidi is also exploring additional cell types outside of oncology that the platform is active in (i.e., activated immune cells) and is exploring additional payloads.

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Raised $6.9 million in gross proceeds from an underwritten public offering with new and existing investors, extending Calidi’s runway and increasing the total gross proceeds raised in all offerings in 2025 to $23.0 million.

Third Quarter 2025 Financial Results

The company reported a net loss $5.2 million for the three months ended September 30, 2025, compared to a net loss of $5.1 million for the same period in 2024. In 2025, a non-cash charge for deemed dividend on warrants increased net loss attributable to shareholders to $10.8 million. There was no such charge in the same period in 2024.

Net loss per share, basic and diluted, was $2.21 for the three months ended September 30, 2025, compared to $7.75 for the comparable period in 2024.

Research and development expenses were $2.4 million for the three months ended September 30, 2025, compared to $2.2 million for the comparable period in 2024.

General and administrative expenses were $2.7 million for the three months ended September 30, 2025, compared to $3.1 million for the comparable period in 2024.

The company had approximately $10.4 million in cash and $0.2 million in restricted cash as of September 30, 2025, compared to $9.6 million in cash and $0.2 million in restricted cash as of December 31, 2024.

About Calidi Biotherapeutics

Calidi Biotherapeutics (NYSE American: CLDI) is a clinical-stage immuno-oncology company pioneering the development of targeted therapies with the potential to deliver genetic medicines to distal sites of disease. The company’s proprietary Redtail platform features an engineered enveloped oncolytic virus designed for systemic delivery and targeting of metastatic sites. This advanced enveloped technology is intended to shield the virus from immune clearance, allowing virotherapy to effectively reach tumor sites, induce tumor lysis, and deliver potent gene therapies to metastatic locations.

The lead candidate from the Redtail platform, currently in IND-enabling studies, targets non-small cell lung cancer, ovarian cancer, and other tumor types with high unmet medical need. Additionally, Calidi is developing protected virotherapies, in clinical-stage, for intratumoral and localized administration, focusing on a subset of injectable cancer indications.

Calidi Biotherapeutics is headquartered in San Diego, California. For more information, please visit www.calidibio.com.

Forward-Looking Statements

This press release may contain forward-looking statements for purposes of the “safe harbor” provisions under the United States Private Securities Litigation Reform Act of 1995. Terms such as “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “towards,” “would” as well as similar terms, are forward-looking in nature, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements concerning key milestones, including certain pre-clinical data, planned clinical trials, and statements relating to the safety and efficacy of Calidi’s therapeutic candidates in development. Any forward-looking statements contained in this discussion are based on Calidi’s current expectations and beliefs concerning future developments and their potential effects and are subject to multiple risks and uncertainties that could cause actual results to differ materially and adversely from those set forth or implied in such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that Calidi is not able to raise sufficient capital to support its current and anticipated clinical trials, the risk that early results of clinical trials do not necessarily predict final results and that one or more of the clinical outcomes may materially change following more comprehensive review of the data, and as more patient data becomes available, the risk that Calidi may not receive FDA approval for some or all of its therapeutic candidates. Other risks and uncertainties are set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s annual report filed with the SEC on Form 10-K on March 31, 2025, as may be amended or supplemented by other reports we file with the SEC from time to time.

Contacts:

For Investors and Media:

Dave Gentry, CEO

RedChip Companies, Inc.

1-407-644-4256

CLDI@redchip.com

CALIDI BIOTHERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands except for par value data)

	September 30, 2025	December 31, 2024
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash	$10,375	$9,591
Prepaid expenses and other current assets	653	636
Total current assets	11,028	10,227
NONCURRENT ASSETS
Machinery and equipment, net	849	869
Operating lease right-of-use assets, net	2,012	2,934
Other noncurrent assets	140	152
TOTAL ASSETS	$14,029	$14,182
LIABILITIES AND TOTAL EQUITY
CURRENT LIABILITIES
Accounts payable	$1,143	$2,072
Related party accounts payable	5	2
Accrued expenses and other current liabilities	1,396	1,858
Related party accrued expenses and other current liabilities	778	480
Term notes payable, net of discount, including accrued interest	—	251
Related party term notes payable, net of discount, including accrued interest	405	2,702
Related party bridge loan payable, including accrued interest	—	223
Related party other current liability	—	638
Finance lease liability, current	112	66
Operating lease right-of-use liability, current	1,354	1,204
Total current liabilities	5,193	9,496
NONCURRENT LIABILITIES
Operating lease right-of-use liability, noncurrent	640	1,845
Finance lease liability, noncurrent	197	145
Promissory note	600	600
Warrant liability	186	119
Related party warrant liability	15	9
TOTAL LIABILITIES	6,831	12,214
TOTAL EQUITY	7,198	1,968
TOTAL LIABILITIES AND TOTAL EQUITY	$14,029	$14,182

CALIDI BIOTHERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended September 30,
	2025	2024
	(Unaudited)
OPERATING EXPENSES
Research and development	$(2,361)	$(2,153)
General and administrative	(2,687)	(3,073)
Total operating expense	(5,048)	(5,226)
Loss from operations	(5,048)	(5,226)
OTHER INCOME (EXPENSES), NET
Interest expense	(31)	(98)
Interest expense – related party	(10)	(134)
Change in fair value of other liabilities and derivatives	(93)	352
Change in fair value of other liabilities and derivatives – related party	(7)	28
Other expense, net	18	8
Total other income (expenses), net	(123)	156
LOSS BEFORE INCOME TAXES	$(5,171)	$(5,070)
Income tax provision	(10)	1
NET LOSS	$(5,181)	$(5,069)
Net loss attributable to noncontrolling interest	(32)	(15)
NET LOSS ATTRIBUTABLE TO CONTROLLING INTEREST	(5,149)	(5,054)
Deemed dividend on warrants	(5,673)	—
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	(10,822)	(5,054)
Net loss per share; basic and diluted	$(2.21)	$(7.75)
Weighted average common shares outstanding; basic and diluted	4,907	652